Ocean Power Technologies Signs Agreement with Eni S.p.A. to Provide

PB3 PowerBuoy™ for Subsea Oil and Gas Operations

A significant step in OPT’s commercialization strategy

Monroe Township, N.J., March 19, 2018 (GLOBE NEWSWIRE) — Ocean Power Technologies, Inc. (NASDAQ: OPTT) announced today that the Company has signed an agreement with Eni S.p.A. (“Eni”), one of the world’s largest multinational oil and gas companies, to supply a PB3 PowerBuoy™ for a demonstration of one of Eni’s subsea oil and gas operations. The agreement provides for a minimum 24-month contract that includes an 18-month PB3 PowerBuoy™ lease and associated project management. OPT will also provide deployment support, remote data collection and monitoring. The project is expected to commence in March 2018.

The OPT PowerBuoy™ will be deployed in the Adriatic Sea to advance Eni’s Clean Sea technology for marine environmental monitoring and offshore asset inspection using autonomous underwater vehicles (AUVs). The PowerBuoy™ will be used to demonstrate subsea battery charging, and eventually may be used to provide a stand-alone charging station and communications platform that would enable the long-term remote operation of AUVs.

George H. Kirby, President and Chief Executive Officer of OPT, said, “This commercial agreement with Eni is our first in the oil and gas market and is a significant milestone for our Company. The technology being developed could allow Eni to use clean energy to demonstrate the power and communications capabilities of a combined PB3-subsea battery charging system in a harsh offshore environment, for AUV and other applications. We are excited about this new relationship and look forward to helping Eni further advance its operations.”

Kirby added, “We believe the Eni deployment could lead to other applications including the charging of underwater unmanned vehicles, well monitoring and decommissioning applications in the oil and gas industry, as well as metocean data collection. We hope to leverage this work to further expand the use of our PB3 PowerBuoy™ throughout our target markets including oil and gas, security, defense and telecommunications,” added Kirby.

At the end of the initial 18-month lease and upon successfully achieving pre-defined technical metrics, Eni will have the option to either extend the lease for an additional 18 months or purchase the PB3 PowerBuoy™.

About Ocean Power Technologies

Headquartered in Monroe Township, New Jersey, Ocean Power Technologies aspires to transform the world through durable, innovative and cost-effective ocean energy solutions. Its PB3 PowerBuoy™ uses ocean waves to provide clean and reliable electric power and real-time communications for remote offshore applications in markets such as oil and gas, defense, security, ocean observing, and communications. To learn more, visit www.oceanpowertechnologies.com.

About Eni

Eni is an integrated energy company employing more than 33.000 people in 73 countries in the world. Eni engages in oil and natural gas exploration, field development and production, as well as in the supply, trading and shipping of natural gas, LNG, electricity and fuels and has consistently ranked among the top 100 on the Fortune Global 500 list of the world’s largest companies by revenue.

Forward-Looking Statements

This release may contain “forward-looking statements” that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

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Investor Relations Contact:

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Phone: 312-445-2870

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Ocean Power Technologies, Inc.